                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 118 to  Registration  Statement  No.  2-14213 on Form N-1A our reports dated
December 9, 2005, relating to the financial  statement and financial  highlights of American  Century  Mutual  Funds,  Inc.,  including  Ultra Fund,  Vista Fund,
Balanced Fund,  Capital Growth Fund,  Capital Value Fund,  Giftrust Fund, Growth
Fund,  Heritage Fund, New Opportunities  Fund, New Opportunities II Fund, Select
Fund, Veedot Fund,  Fundamental Equity Fund, and Focused Growth Fund,  appearing in the Annual Report on Form N-CSR of American  Century  Mutual Funds,  Inc. for
the year ended October 31, 2005,  and to the references to us under the headings
"Independent  Registered Public  Accounting Firm" and "Financial  Statements" in
the  Statement of  Additional  Information,  which is part of such  Registration
Statement.

/s/ Deloitte & Touche LLP
----------------------------------------
DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 24, 2006